UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2006

UNDER ARMOUR, INC.

(Exact name of registrant as specified in its charter)

Maryland	000-51626	52-1990078
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1020 Hull Street, 3rd Floor, Baltimore, Maryland	21230
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 454-6428

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 22, 2006, Under Armour, Inc. (the “Company”) entered into the Third Amended and Restated Financing Agreement among The CIT Group/Commercial Services, Inc. as Agent, Wachovia Bank, National Association, as Documentation Agent, Sun Trust Bank, as Syndication Agent and the Company and its domestic subsidiaries (the “Financing Agreement”). The Financing Agreement has a term of five years, provides for a revolving credit line of up to $100,000,000 based on the Company’s borrowing base as set forth in the Agreement, may be used for working capital and general corporate purposes and is collateralized by substantially all of the assets of the Company and its domestic subsidiaries (other than their trademarks). Up to $10,000,000 of the facility may be used to support letters of credit. If the net availability under the Financing Agreement falls below certain thresholds as set forth in the Agreement, the Company shall be required to maintain a certain leverage ratio and fixed charge coverage ratio as set forth in the Agreement. The Financing Agreement also provides the lenders with the ability to reduce the available revolving credit line amount under certain conditions even if the Company is in compliance with all conditions of the Agreement.

The revolving credit facility bears interest based on the daily balance outstanding at the Company’s choice of either LIBOR plus an applicable margin (varying from 1.0% to 2.0%) or the JPMorgan Chase Bank prime rate plus an applicable margin (varying from 0.0% to 0.50%). The applicable margin is calculated quarterly and varies based on the Company’s pricing leverage ratio as set forth in the Financing Agreement. The revolving credit facility also carries a line of credit fee equal to the available but unused borrowings multiplied by the applicable margin.

The Financing Agreement contains a number of restrictions that limit the Company’s ability, among other things, to pledge its accounts receivable, inventory, trademarks and most of its other assets as security in its borrowings or transactions; pay dividends on stock; redeem or acquire any of its securities; sell certain assets; make certain investments; guaranty certain obligations of third parties; undergo a merger or consolidation; or engage in any line of business materially different from any line of business presently conducted by the Company.

A copy of the Financing Agreement is included as Exhibit 10.1 to this Form 8-K. The descriptions set forth in this report of the terms and conditions of the Financing Agreement are qualified in their entirety by reference to the full text of such agreement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed herewith:

Exhibit 10.1: Third Amended and Restated Financing Agreement dated December 22, 2006 among The CIT Group/Commercial Services, Inc. as Agent, Wachovia Bank, National Association, as Documentation Agent, Sun Trust Bank, as Syndication Agent and the Company and its domestic subsidiaries.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNDER ARMOUR, INC.

Date: December 28, 2006	By:	/s/ WAYNE A. MARINO
Wayne A. Marino
Executive Vice President and Chief Financial Officer